Exhibit 99.1

Contacts:	Harriss T. Currie	Mimi Torrington
	Vice President, Finance and Chief Financial Officer	Director of Investor Relations
	512-219-8020	512-219-8020
	hcurrie@luminexcorp.com	mtorrington@luminexcorp.com
LUMINEX CORPORATION ANNOUNCES ORGANIZATIONAL CHANGE
AUSTIN, Texas (January 20, 2009) — Luminex Corporation (NASDAQ:LMNX) today announced the resignation of Douglas C. Bryant, executive vice president and chief operating officer. Mr. Bryant is leaving Luminex to become president and chief executive officer at Quidel Corporation in San Diego, California.
     “On behalf of the board of directors, employees and shareholders, I would like to thank Doug for his leadership, hard work and dedication to Luminex,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “I am personally grateful for the expertise and leadership Doug has provided and we all wish him every success in his future endeavors.
     “We continue to be excited about the growth of Luminex and the success of xMAP® technology in our targeted market segments. We look forward to the opportunities ahead of us in 2009,” continued Balthrop.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ are detailed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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